                         As filed with the United States Securities and Exchange
                                                      Commission on May 16, 2000
                                                      Registration No. 333-48021
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      -----------------------------------

                                   GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      -----------------------------------

        CALIFORNIA                                             94-2790804
     (STATE OR OTHER           (PRIMARY STANDARD            (I.R.S. EMPLOYER
     JURISDICTION OF               INDUSTRIAL                IDENTIFICATION
    INCORPORATION OR             CLASSIFICATION                  NUMBER)
      ORGANIZATION)               CODE NUMBER)

                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 747-7120
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      -----------------------------------

                               WILLIAM W. R. ELDER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   GENUS, INC.
                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 747-7120
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                      -----------------------------------

                                   COPIES TO:
                              MARIO M. ROSATI, ESQ.
                           ROSEANN M. ROTANDARO, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                               FAX: (650) 845-5000

                      -----------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the several selling shareholders may decide.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      -----------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                 SUPPLEMENT NOTE

         This registration statement was first declared effective by the Securities and Exchange Commission on May 3, 1998 and the first post-effective amendment was filed on August 5, 1998. Supplements to the registration statement, as amended, were filed on November 16, 1998, March 12, 1999 and April 6, 2000.

         The registration statement, as amended, relates to the resale by certain security holders of Genus, Inc. of (i) up to 1,120,000 shares of common stock, no par value, issuable upon conversion of Series B Convertible Preferred Stock, (ii) up to 107,009 shares of commmon stock previously issued upon conversion of Series A Convertible Preferred Stock, (iii) 400,000 additional shares of common stock issuable upon exercise of certain warrants to purchase common stock and (iv) up to 49,868 additional shares of common stock issuable as dividends on the Series B stock.

         We had initially sold 100,000 shares of series A stock and the warrants to the security holders in a private transaction on February 12, 1998. On July 30, 1998, we redeemed 70,000 shares of series A stock and issued 28,000 shares of series B stock to the security holders in exchange for outstanding unredeemed series A stock. The remaining 2,000 shares of Series A stock had been converted into 107,009 shares of common stock.

         Of the 1,676,877 shares of common stock registered by Genus on this registration statement, (A) 640,000 shares were sold upon conversion of 16,000 shares of the Series B stock (the remaining 12,000 shares of Series B stock were redeemed), (B) the 107,009 shares which had been converted from the series A stock were sold, (C) 400,000 shares issuable upon exercise of certain warrants to purchase common stock remain unsold and (D) 49,868 shares of common stock issuable as dividends on the Series B Stock remain unsold (no shares were required to be issued as dividends). Accordingly, of the 1,676,877 shares of common stock that we registered on this registration statement, we sold 747,009 shares.

         Genus hereby withdraws from registration 929,868 shares of our common stock. Our obligation to keep this registration statement effective has expired in accordance with the terms of the Registration Rights Agreement executed on February 12, 1998 in conjunction with the initial sale of securities and pursuant to which the shares were registered. Accordingly, this registration statement is hereby amended, as appropriate, to reflect the expiration of the registration right and to withdraw 929,868 shares of our common stock from registration.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 15, 2000.

                                   GENUS, INC.

                                   By: /s/ Kenneth Schwanda
                                      ---------------------------------------
                                       KENNETH SCHWANDA
                                       Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                         TITLE                                DATE
---------------------------------------------   ---------------------------------------------------   ----------------
                                                  Chairman of the Board, President and Chief
/s/ William W. R. Elder                           Executive Officer (Principal Executive              May 15, 2000
------------------------------------------------- Officer)
              WILLIAM W. R. ELDER


                                                  Vice President, Finance and Chief
/s/ Kenneth Schwanda                              Financial Officer                                   May 15, 2000
------------------------------------------------- (Principal Financial and Accounting
                KENNETH SCHWANDA                  Officer)

/s/ Todd S. Myhre                                 Director                                            May 15, 2000
-------------------------------------------------
                 TODD S. MYHRE

/s/ Mario M. Rosati                               Director                                            May 15, 2000
-------------------------------------------------
                MARIO M. ROSATI

/s/ G. Frederick Forsyth                          Director                                            May 15, 2000
-------------------------------------------------
              G. FREDERICK FORSYTH

/s/ George D. Wells                               Director                                            May 15, 2000
-------------------------------------------------
                GEORGE D. WELLS

/s/ Robert J. Richardson                          Director                                            May 15, 2000
-------------------------------------------------
              ROBERT J. RICHARDSON